                                                                   EXHIBIT 99.03

                             DEL GLOBAL TECHNOLOGIES

                              FOR IMMEDIATE RELEASE

                 DEL GLOBAL TECHNOLOGIES REACHES AGREEMENT WITH
                            DEFENSE LOGISTICS AGENCY

VALHALLA, NY - April 5, 2005 -DEL GLOBAL TECHNOLOGIES CORP. (DGTC) ("DEL GLOBAL"
OR  "THE  COMPANY")  today  announced  that  it has  reached  an  administrative agreement  with  the  Defense  Logistics  Agency  ("DLA"),  a  component  of the
Department of Defense ("DoD"), which provides that Del Global's subsidiary,  RFI
Corporation  ("RFI"),  will  not be  debarred  from  doing  business  with  U.S.
Government  entities so long as RFI maintains its compliance program and adheres to the terms of the administrative agreement. This agreement with the DLA is the
final  component  of  Del  Global's  previously   announced   settlement  of  an
investigation by the DoD into practices at RFI.

Walter  F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global
commented,  "We are  very  pleased  to  resolve  this  matter  in its  entirety.
Management and the Board of Directors have worked together to advance our shared goals - Del Global's  financial  and  operating  turnaround,  strengthening  our industry  position  and  enhancing  shareholder  value.  While  Del  Global  has undergone  significant  changes  over  the  past two  years,  what has  remained constant is our  reputation for providing  high quality,  reliable  products and world-class after sales service."

RFI MAKES ALL SYSTEMS GO
------------------------

Mr.  Schneider  continued,  "RFI  remains  an  important  part of our  business, generating  increased  sales and  operating  income  for the first six months of fiscal 2005 versus the prior year period. It is an industry-recognized leader in the design and manufacture of key electronic  components  such as  transformers, noise suppression  filters and high voltage  capacitors for industrial,  medical and military applications.  General Dynamics Land Systems recently sent a letter of gratitude to RFI regarding its  performance  in the  accelerated  delivery of components for the Stryker armored vehicle unit."

THE MEDICAL SYSTEMS GROUP - AN INDUSTRY LEADER
----------------------------------------------

Mr. Schneider commented, "The Medical Systems Group remains the largest supplier of general  purpose  radiographic  systems to independent  distributors in North
America, with over 70 years of expertise selling medical imaging systems in more than 100 countries worldwide. We are excited about our Company, its products and its prospects,  and are pursuing a variety of new  opportunities to increase our growth in 2005 and beyond."

Del Global Technologies                                                   Page 2
April 5, 2005
--------------------------------------------------------------------------------

He noted that the Medical Systems Group received a blanket order for 15 units of the Epex(TM)  Digital  Radiographic  System from a  distributor  for  provincial
Chinese  facilities.  The Company  expects to ship the first two units  released under this  agreement  in May 2005,  with the balance of the order to be shipped during the  subsequent  12-month  period.  Earlier  this  month at the  European
Congress of Radiology in Vienna,  Austria,  the Medical Systems Group introduced the Apollo(TM) Remote Control  Radiographic/Fluroscopic  System,  from its Villa
Sistemi Medicali S.p.A. subsidiary.

Del Global also donated two military  portable x-ray devices to support  tsunami disaster relief efforts in Asia. The donation was arranged through AmeriCares, a nonprofit disaster relief and humanitarian aid organization  providing immediate response to emergency medical needs.

Mr. Schneider concluded, "I thank our shareholders,  customers and suppliers for their  continued  support.  We will  continue  to build upon the success we have achieved thus far in 2005, and endeavor to capitalize on the domestic and global sales opportunities available to the Company."

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

CONTACT:
Del Global Technologies Corp.
Walter F. Schneider or
Mark Koch, (914) 686-3650

or

The Equity Group Inc.
INVESTOR RELATIONS:
Devin Sullivan (212) 836-9608
Adam Prior   (212) 836-9606